Exhibit 24

POWER OF ATTORNEY

I, Nancy M. Taylor, hereby constitute and appoint E. Livingston B. Haskell as true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports, forms or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Lumber Liquidators Holdings, Inc. (hereinafter referred to as the “Corporation”) and/or any of the Corporation’s subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation’s subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider.  I hereby revoke any power of attorney heretofore made in this regard.  This power of attorney shall remain effective until revoked in writing.

DATED at	County of Chesterfield	VA
	(City/Town)	(State/Province)

This	31st	day of	March, 2014.
	(day)		(month and year)

/s/ Nancy M. Taylor
Signature

Nancy M. Taylor
(Please print full name)

WITNESS:	/s/ Vicki Parker
Signature

Vicki Parker
(Please print full name)